UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 25, 2004

                       CYCLE COUNTRY ACCESSORIES CORP.

(Exact name of registrant as specified in its charter)
      NEVADA                          333-68570             42-1523809
----------------------------      ----------------     ----------------
(State or other jurisdiction      (Commission File      (IRS Employer
 of incorporation)                   Number)          Identification Number)


                     2188 Highway 86 Milford, Iowa 51351

                  (Address of principal executive offices)

Registrant's telephone number, including area code (712) 338-2701


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ITEM 5. OTHER EVENTS.
As of June 24, 2004 the Laurus Family of Funds ("Laurus") has converted all of the Preferred Stock it held into unrestricted Common Shares of the Company. The Preferred Stock had been acquired on June 11, 2003 when the Company entered into and closed upon a financing agreement with Laurus. The Company issued a press release at that time discussing such transaction. As specified in the financing agreement, the entire proceeds of nearly $2 million dollars from this investment are now available to the Company for use as general corporate purposes without restrictions.


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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CYCLE COUNTRY ACCESSORIES CORP.

Date   June 28,2004
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                               By: /s/ Ronald C. Hickman
                                   ----------------------
                                       Ronald C. Hickman
                                       President and Director


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